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                                                                    EXHIBIT 99.6

                              HANOVER BANCORP, INC.

                                      PROXY

            ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 23, 2000 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby constitutes and appoints Dorothy Crabbs and John Stawski and each or any of them, proxies of the undersigned, with full power of substitution, to vote all of the shares of Hanover Bancorp, Inc. that the undersigned may be entitled to vote at the Annual Meeting of Shareholders of the company to be held at Hanover County Club, Lincolnway East, R.D. #1, Abbottstown, Pennsylvania 17301 on Tuesday, May 23, 2000, commencing at 9:30 a.m., prevailing time, and at any adjournment or postponement thereof, as follows:

1. Proposal to approve and adopt the agreement and plan of merger, dated as of January 25, 2000, by and between Sterling Financial Corporation and Hanover Bancorp, Inc.

         [  ]     FOR      [  ]     AGAINST       [  ]    ABSTAIN

         The Board of Directors recommends a vote FOR this proposal.



2. Proposal to postpone or adjourn the meeting to another time and/or place for the purpose of soliciting additional proxies, in the event that there are not sufficient votes at the time of the meeting to approve and adopt the agreement and plan of merger.

         [  ]     FOR      [  ]     AGAINST       [  ]    ABSTAIN

         The Board of Directors recommends a vote FOR this proposal.
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3.       Election of Terrence L. Hormel, Charles W. Test and S. Forry Eisenhart,
         Jr., to serve for a three (3) year term.

         [  ] FOR all nominees listed above (except as marked to contrary below)

         [  ] WITHHOLD AUTHORITY to vote for all nominees listed above.
              (Instructions: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below)

        _______________________________________________________________

         This proxy, when properly signed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR Proposal 1, FOR Proposal 2, and FOR the nominees listed in Proposal 3.


                                             Dated: __________________, 2000


                                             _______________________________
                                             Signature of Shareholder


                                             _______________________________
                                             Signature of Shareholder

Number of Shares Held of Record
on March 31, 2000:

_____________________________

         This proxy must be dated, signed by the shareholder and returned promptly to the company in the enclosed envelope. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If more than one trustee, all should sign. If a corporation, please sign in full corporate name by president or authorized officer. If a partnership, please sign in partnership name by authorized person.